EXHIBIT (h)(8)







April 26, 2006



Atlas Advisers, Inc.
794 Davis Street
San Leandro, CA  94577

Re: Expense Limitation Agreement



This will confirm our agreement with respect to the reduction by you in the operating expenses for the various series (each a "Fund") of Atlas Funds (the "Company").

You have agreed that, during the period May 1, 2006 to April 30, 2007, you will waive investment management fees and reimburse other operating expenses of certain Funds to the extent necessary to ensure that the total operating expenses of each Fund do not exceed the percentage set forth in Exhibit A of the average daily net assets of the Fund (the "Expense Cap").

This letter supersedes all prior agreements between us with respect to such Expense Caps.

Please sign this letter below to confirm our agreement regarding this matter.



ATLAS FUNDS                                     ATLAS INSURANCE TRUST
                                                With Reference to Atlas Balanced
                                                  Growth Portfolio


By:  /s/ Larry Key                              By: /s/ Larry Key
     -----------------------------------------      ----------------------------
         Larry Key                                      Larry Key
         President and Chief Operating Officer          President and Chief
                                                        Operating Officer


Agreed to this 26th day of April 2006:

ATLAS ADVISERS, INC.


By: /s/ Lezlie Iannone
    -----------------------------------------
        Lezlie Iannone
        Senior Vice President

                                 APRIL 26, 2006

                                  EXHIBIT A TO
                          EXPENSE LIMITATION AGREEMENT



                                                       EXPENSE
    FUND                                            CAP SCHEDULE
    ----                                            ------------

    Atlas Balanced Growth Portfolio                     .68%

    Atlas Independence Eagle Bond Fund                  .88%

    Atlas Independence Star Spangled Fund               .81%




ATLAS FUNDS                                     ATLAS INSURANCE TRUST
                                                With Reference to Atlas Balanced
                                                  Growth Portfolio


By:  /s/ Larry Key                              By: /s/ Larry Key
     -----------------------------------------      ----------------------------
         Larry Key                                      Larry Key
         President and Chief Operating Officer          President and Chief
                                                        Operating Officer


Agreed to this 26th day of April 2006:

ATLAS ADVISERS, INC.


By: /s/ Lezlie Iannone
    -----------------------------------------
        Lezlie Iannone
        Senior Vice President